SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement                 [  ]  Confidential, for Use of
[X]   Definitive Proxy Statement                        the Commission Only (as
[_]   Definitive Additional Materials                   permitted by
[_]   Soliciting Material Pursuant to                   Rule 14a-6(e)(2))
      (ss.)240.14a-11(c) or (ss.)240.14a-12

                              VSI LIQUIDATION CORP.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction: 5) Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)          Amount Previously Paid:
      2)          Form, Schedule or Registration Statement No.:
      3)          Filing Party:
      4)          Date Filed:



975718v3

                              VSI Liquidation Corp.
                             2170 Piedmont Road, NE
                             Atlanta, Georgia 30324
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

         The Annual Meeting of Stockholders of VSI Liquidation Corp., formerly named Valley Systems, Inc. ("VSI"), will be held at the Terrace Garden Hotel - Buckhead, 3405 Lenox Road, NE, Atlanta, Georgia 30326 on Monday, January 17, 2000, at 8:00 a.m., Atlanta time, for the purpose of considering and acting upon the following:

     1.   The election of two directors to the Board of Directors; and

     2. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on November 22, 1999 as the record date for determination of stockholders of VSI entitled to receive notice of and to vote at the annual meeting or any adjournments thereof.

         Your vote is important! Whether you expect to attend the meeting or not, please date, sign, complete, and return the accompanying proxy in the enclosed self-addressed envelope as promptly as possible.

                                          By Order of the Board of Directors


                                          /s/ Joe M. Young
                                          Joe M. Young
                                          Director



Date:  December 13, 1999

         A copy of the Annual Report of VSI Liquidation Corp. for the fiscal year ended June 30, 1999, containing financial statements, is enclosed.

                              VSI Liquidation Corp.
                              2170 Piedmont Road NE
                             Atlanta, Georgia 30324
                    ----------------------------------------
                       1999 Annual Meeting of Stockholders

                                 Proxy Statement
                    ----------------------------------------

                               General Information

         This proxy statement is furnished for the solicitation of proxies by the Board of Directors of VSI Liquidation Corp., formerly named Valley Systems, Inc., for its Annual Meeting of Stockholders to be held on January 17, 2000, at 8:00 a.m., Atlanta time, at the Terrace Garden Hotel-Buckhead, 3405 Lenox Road, NE, Atlanta, Georgia 30326.

         This proxy statement and the accompanying form of proxy are being first mailed to stockholders on or about December 13, 1999. The stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of VSI a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted at the annual meeting in accordance with the stockholder's instructions. If a stockholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the annual meeting.

         Proxies will be solicited from VSI's stockholders by mail. VSI will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. VSI does not intend to employ a proxy solicitation firm to solicit proxies in connection with the annual meeting. It is possible that directors, officers and regular employees of VSI may make further solicitation personally or by telephone, telegraph or mail. Directors and officers of VSI will receive no additional compensation for any such further solicitation.

         Only holders of record of VSI's common stock at the close of business on November 22, 1999 are entitled to notice of, and to vote at, the annual meeting. At the close of business on November 22, 1999, VSI had outstanding a total of 7,906,617 shares of common stock. Each such share will be entitled to one vote (non-cumulative) on each matter to be considered at the annual meeting. A majority of the outstanding shares of common stock, present in person or represented by proxy at the annual meeting, will constitute a quorum for the transaction of business at the annual meeting.

         Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by VSI to act as election inspectors for the meeting.
The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

         Nominees for election as directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Accordingly, the two nominees receiving the highest vote totals will be elected as directors of VSI at the annual meeting. It is expected that shares held by executive officers and directors of VSI, which in the aggregate represent approximately 78.7% of the outstanding shares of common stock, will be voted for the director nominees. With respect to election of directors, abstentions, votes "withheld" and broker non-votes will be disregarded and have no effect on the outcome of the vote.

         There are no rights of appraisal or similar dissenters' rights with respect to any matter to be acted upon pursuant to this proxy statement.

                    SALE OF SUBSTANTIALLY ALL OF VSI'S ASSETS

         On September 8, 1998, VSI entered into a Second Amended and Restated Asset Purchase Agreement with HydroChem Industrial Services, Inc. ("HydroChem") which provided for the sale of substantially all of VSI's assets to HydroChem and the assumption by HydroChem of substantially all of VSI's liabilities. The purchase price was approximately $30.0 million. $4.0 million of the proceeds were placed in escrow to secure and indemnify HydroChem for any breach of VSI's covenants and for any environmental liabilities. Escrow funds, to the extent not needed to indemnify HydroChem, will be released over the approximately three year period following the closing (the "Closing"), which occurred on January 5, 1999 and was effective as of January 1, 1999. $1.0 million of the escrowed amount may be released when VSI provides certain environmental assurances to HydroChem, which environmental assurances are expected to be provided sometime during fiscal year 2000.

         VSI changed its name from Valley Systems, Inc. to VSI Liquidation Corp. after the Closing and does not have and will not have any business operations in the future other than those associated with the winding up and dissolution of VSI, including distribution of any escrow funds released to VSI.

                              ELECTION OF DIRECTORS

      The proxy holders intend to vote "FOR" election of the nominees named below (who are currently members of the Board) as directors of VSI, unless otherwise specified in the proxy. Directors of VSI elected at the annual meeting to be held on January 17, 2000 will hold office until the next annual meeting or until their successors are elected and qualified.

      Each of the nominees has consented to serve on the Board of Directors, if elected. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board may recommend.

      The individuals listed below as nominees for the Board of Directors were directors of VSI during fiscal 1999. The name and age of each nominee, the period during which such person has served as a director and each nominee's principal occupation during the last five years is set forth below:

                            Director
Name               Age      Since     Principal Occupation
----               ---      -----     --------------------

Allen O. Kinzer    59       1991      President of BMW  Manufacturing  Corp.
                                      and President of A.O.
                                      Kinzer and Associates, Inc.

Joe M. Young       70       1992      General Manager of Rollins Investment Fund

Recommendation of the Board of Directors

         The Board of Directors of VSI recommends a vote FOR the election of each of the nominees named below for election as director.

                      COMMITTEES AND MEETINGS OF THE BOARD

         The Board of Directors has established three committees, the Audit Committee, the Stock Option Committee and the Compensation Committee. However, the Board currently performs all functions of these three committees. During the fiscal year ended June 30, 1999, the Board of Directors met 2 times, including actions taken by unanimous written consent of the directors. All of VSI's current directors attended 100% of the meetings of the Board during fiscal year 1999.

         Each non-employee director receives a $6,000 annual retainer, and $2,000 for each Board meeting actually attended, as well as reimbursement for actual expenses of such attendance.

       Notwithstanding anything to the contrary set forth in any of VSI's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate other VSI filings, including this proxy statement, in whole or in part, the following Report and Performance Graph shall not be incorporated by reference into any such filings.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         The Board of Directors as a whole performed the functions of the Compensation Committee throughout the 1999 fiscal year.

         Prior to the Closing, the Board made subjective salary decisions in annual reviews. This annual review considered the decision-making responsibilities of each position, the experience and work performance. The Board subjectively viewed work performance as the most important measurement factor. The remaining measurement factors, decision-making responsibilities and experience were weighted equally. Subsequent to the Closing, no compensation has been paid to any executive officer of VSI, except as set forth below.

         Prior to the Closing, VSI's total compensation program for the CEO and the other executive officers was determined in accordance with the manner discussed above. Mr. Strickland was named CEO in October 1993. VSI did not compensate Mr. Strickland for his services in fiscal 1994. Beginning in October 1994, Mr. Strickland began drawing a nominal salary. In accordance with the above policy, the Board determined that the bulk of his compensation would be in the form of stock options, which were granted at the market price in 1994 and vested over five years. All of these options were redeemed in connection with the sale of VSI to HydroChem. Mr. Strickland will be paid a nominal annual consulting fee, currently $10,000.00 per year, for his services until such time as VSI is dissolved.

                               BOARD OF DIRECTORS
                                 Joe M. Young
                                 Allen O. Kinzer

                                PERFORMANCE GRAPH

     The following graph sets forth the cumulative stockholder return to VSI's stockholders during the five years ended June 30, 1999, as well as an overall stock market index (CRSP Total Return Index for The Nasdaq Stock Market: US Companies) and VSI's peer group index (CRSP Total Return Index for The Nasdaq Stock Market: Non-Financial Stocks). The stock performance graph assumes $100 was invested on July 1, 1994 and reinvestment of all dividends.



                                 [GRAPH OMITTED]



                   VALUE OF $100 INVESTED ON JULY 1, 1994 AT:

                                    7/1/94       6/30/95       6/30/96      6/30/97      6/30/98     6/30/99
                                    ------       -------       -------      -------      -------     -------

VSI Liquidation Corp.               100.00         56.25        56.25         81.25        51.55       7.01
NASDAQ Non-Financial Stocks         100.00        137.43       174.47        227.55       267.67     394.33
NASDAQ Market Index-U.S. Cos.       100.00        133.48       171.38        208.42       274.43     393.58


                 Total return assumes reinvestment of dividends.


                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by VSI to VSI's Chief Executive Officer and the one other executive officer of VSI during the 1999 fiscal year whose total compensation exceeded $100,000 for that year. No other executive officer received compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                           Long Term Compensation
                                              Annual Compensation              Awards         Payouts
                                                                              Securities
                                                            Other Annual      Underlying        LTIP        All Other
     Name and Principal                Salary     Bonus     Compensation     Options/SARs     Payouts     Compensation
         Position            Year       ($)        ($)         ($)               (#)            ($)           ($)
---------------------------- ----      -----    --------  ---------------  ----------------   ---------   ------------

Ed Strickland (1)            1999       24,077      -0-        -0-               -0-            -0-         160,000 (3)
  President and Chief        1998       40,000      -0-        -0-               -0-            -0-             -0-
  Executive Officer          1997       40,000      -0-        -0-               -0-            -0-             -0-


Dennis D. Sheets (2)         1999       81,194   25,000        -0-               -0-            -0-         195,625 (4)
  Vice President and         1998      128,654   15,000        -0-               -0-            -0-             -0-
  Chief Financial Officer    1997      117,885   30,000        -0-               -0-            -0-             -0-


(1) Mr. Strickland, age 52, was appointed President and Chief Executive Officer in October 1993. He is also an officer of LOR, Inc., which is owned by Rollins Investment Fund, the majority owner of the common stock of VSI, and has held this position for the past six years. Mr. Strickland manages several other companies for LOR, Inc. VSI does not pay Rollins Investment Fund or LOR, Inc. a management fee for his services.

(2) Mr. Sheets, age 44, joined VSI in April 1993 as Controller. Mr. Sheets was appointed Vice President, Treasurer, and Chief Financial Officer of VSI in July 1993, and Secretary in September 1994. He resigned those positions effective December 31, 1998 in connection with the sale of VSI to HydroChem.

(3) Consists of $100,000 for redemption of stock options and $50,000 retention bonus received in connection with the sale of VSI to HydroChem, and $10,000 consulting fee for services rendered in fiscal 1999.

(4) Consists of $158,125 severance pay, $25,000 for redemption of stock options and $12,500 retention bonus which were received in connection with the sale of VSI to HydroChem.

Options/SAR Grants In Last Fiscal Year

         There were no option/SAR grants made during the 1999 fiscal year to the executive officers.

Aggregated Options/Sar Exercises In Last Fiscal Year And Fiscal Year-End Options/Sar Values

         There were no option/SAR exercises in the 1999 fiscal year. In connection with the sale of VSI to HydroChem, all outstanding options for employees and directors were redeemed.

Long Term Incentive Plans And Retirement Plans

         VSI has never had any long term incentive plans or retirement plans.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         After the Closing of the sale of VSI to HydroChem, VSI used approximately $5.5 million of the proceeds of the sale to redeem the outstanding shares of Series C Preferred Stock (which were owned by an affiliate of Rollins Investment Fund, the majority stockholder of VSI), approximately $380,000 to redeem outstanding employee stock options and approximately $165,000 to pay retention bonuses to certain officers and employees.

         The executive officers and directors of VSI had their outstanding options to purchase VSI common stock (an aggregate of 175,000 shares) redeemed by VSI at a price of $2.50 per option share, a price determined by VSI's Board of Directors to be the fair market value of such options, less the exercise price thereof ($1.50 per share in each instance) as follows: Ed Strickland, President and Chief Executive Officer, 100,000 shares, Dennis D. Sheets, Vice President and Chief Financial Officer, 25,000 shares, Joe M. Young, Director, 30,000 shares, Allen O. Kinzer, Director, 20,000 shares. In addition, the officers set forth below received retention bonuses following the Closing of the sale of VSI to HydroChem in the following respective amounts: Mr. Strickland, $50,000, and Mr. Sheets, $12,500.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires VSI's executive officers and directors, and persons who beneficially own more than ten percent of VSI's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish VSI with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of reports furnished to VSI or written representations from reporting persons, VSI believes that with respect to the fiscal year ended June 30, 1999 all of such filing requirements were complied with, except that Ed Strickland, Joe M. Young, Allen O. Kinzer and
Dennis D. Sheets each filed a late Form 5 reporting the redemption of outstanding options.

                    BENEFICIAL OWNERSHIP OF VOTING SECURITIES

         The following table sets forth certain information as of October 28, 1999 with respect to the beneficial ownership of the common stock of VSI by each beneficial owner of more than 5% of the outstanding shares. In addition, this table includes the outstanding voting securities beneficially owned by the executive officers and directors and the number of shares owned by executive officers and directors as a group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                             Number of Shares         Percentage
   Name and Address of                        Beneficially             of Shares
   Beneficial Owner                              Owned                   Owned
   -------------------                       ----------------         ----------
   Rollins Investment Fund (1)                 8,003,945(2) (3)          77.6%
   R. Randall Rollins (1)                      8,003,945(2) (3)          77.6%
   Gary W. Rollins (1)                         8,003,945(2) (3)          77.6%
   Ed Strickland (4)                             112,000                  1.1%
   Joe M. Young (1) (5)                                0                    0%
   Allen O. Kinzer (4)                             1,800                   *
   All executive officers and directors
         as a group (3 persons)                8,287,745(2) (3) (5)      78.7%
 ----------------------------
 * Owns less than one percent.

(1) Addresses are c/o Rollins Investment Fund, P.O. Box 647, Atlanta, Georgia 30301.

(2)  Includes  2,314,000  shares  that  are  subject  to  outstanding   warrants
     currently exercisable by Rollins Investment Fund ("RIF").

(3) RIF beneficially owns an aggregate 8,003,945 shares (including the 2,314,000 shares subject to outstanding warrants currently exercisable by
     RIF) of VSI's common stock with respect to which RIF has sole voting and dispositive power. Given his respective interest in RIF as a general partner thereof, as co-executor of the Estate of O. Wayne Rollins (Estate) (with the power to control the Estate in its entirety), and as sole trustee of five trusts of which his five children are beneficiaries, R. Randall Rollins has shared voting and dispositive power with respect to the entire 8,003,945 shares held by RIF. Given his respective interest in RIF as a general partner thereof, as co-executor of the Estate (with the power to control the Estate in its entirety), and as sole trustee of four trusts of which his four children are beneficiaries, Gary W. Rollins has shared voting and dispositive power with respect to the entire 8,003,945 shares held by RIF. Given each individual's ability to influence the disposition of all of RIF's holdings, they have deemed it appropriate to report beneficial ownership on a shared basis for the entire number of shares held by RIF.

(4) Addresses are c/o VSI Liquidation Corp., 2170 Piedmont Road NE, Atlanta, Georgia 30324.

(5) Joe M. Young, presently a director of VSI, and a nominee for director of VSI, is General Manager of RIF and was appointed to the Board of Directors of VSI pursuant to a right guaranteed to RIF in connection with its purchase of common stock of VSI in December 1991. Mr. Young disclaims beneficial ownership of the shares held by RIF, although due to his affiliation with RIF, and RIF's right to name a director of VSI, those shares are included in the total reported for all officers and directors as a group.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         PricewaterhouseCoopers LLP served as the independent public accountants providing auditing services for fiscal year 1999. Approval or selection of the independent certified public accountants will not be submitted to the annual meeting of stockholders. The Board of Directors will select the independent certified public accountants and believes that it would be to the detriment of VSI and its stockholders for there to be any impediment (such as selection or ratification by the stockholders) to exercising its judgment to select the independent certified public accountants or to remove them if, in its opinion, such removal is in the best interest of VSI and its stockholders.

         Representatives of PricewaterhouseCoopers LLP will not be present at the annual meeting.

                              STOCKHOLDER PROPOSALS

         Appropriate proposals of stockholders intended to be presented at VSI's 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by VSI by August 15, 2000 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act must be received by VSI by October 29, 2000 in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals which may come before the annual meeting. With regard to such stockholder proposals, if the date of the 2001 annual meeting is subsequently advanced or delayed by more than 30 calendar days from the date of the 2000 annual meeting to which this proxy statement relates, VSI shall, in a timely manner, inform stockholders of the change and the date by which proposals must be received.

                                 OTHER BUSINESS

         While management of VSI does not know of any matters that may be brought before the annual meeting, other than as set forth in the Notice of Annual Meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that the proxies will be voted in support of management on any question that may properly be submitted to the annual meeting.

         Upon The Written Request Of Any Record Or Beneficial Owner Of Common Stock Of VSI Whose Proxy Was Solicited In Connection With The 2000 Annual Meeting Of Stockholders, VSI Will Furnish Such Owner, Without Charge, A Copy Of Its Annual Report On Form 10-K Without Exhibits For Its Fiscal Year Ended June
30, 1999. Request For A Copy Of Such Annual Report On Form 10-K Should Be Addressed To Joe M. Young, VSI Liquidation Corp., 2170 Piedmont Road, NE, Atlanta, Georgia 30324.

         It Is Important That Proxies Be Returned Promptly. Stockholders Who Do Not Expect To Attend The Meeting In Person Are Urged To Sign, Complete, Date And Return The Proxy Card In The Enclosed Envelope, To Which No Postage Need Be Affixed.

                                              By Order of the Board of Directors

                                               /s/ Joe M. Young
                                               Joe M. Young, Director
Dated:   December 13, 1999

                              VSI LIQUIDATION CORP.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR USE AT THE ANNUAL MEETING ON JANUARY 17, 2000

         The undersigned stockholder hereby appoints JOE M. YOUNG and ALLEN O. KINZER, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of VSI LIQUIDATION CORP. to be held on January 17, 2000, and any adjournments thereof.

         The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated December 13, 1999, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies to vote as indicated below.

1. ELECTION OF DIRECTORS:

   |_| FOR election of the individuals set  |_| REFRAIN FROM VOTING FOR election
       forth below as director  nominees        of individuals set forth as
       (except as marked to the contrary)       director nominees

             NOMINEES: Joe M. Young and Allen O. Kinzer

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write that person's name on the space provided below.)

--------------------------------------------------------------------------------

2. Upon such other matters as may properly come before the meeting.

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES.

                                            Date: _______________________, 2000


                                            ____________________________________
                                                       (Signature)

                                            ____________________________________
                                                 (Signature if held jointly)

                                            (Stockholders should sign exactly as
                                            name  appears on stock.  Where there
                                            is more than one owner  each  should
                                            sign.   Executors,   Administrators,
                                            Trustees  and  others  signing  in a
                                            representative  capacity  should  so
                                            indicate.)  Please enter your Social
                                            Security Number or Federal  Employer
                                            Identification Number here:_________

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.








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